SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 26, 2008

Boston Private Financial Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-17089	04-2976299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Ten Post Office Square, Boston, Massachusetts 02109

(Address of principal executive offices)

(617) 912-1900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the fling obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Other Events

Boston Private Financial Holdings, Inc. (the “Company”) has entered into a Recapitalization Agreement (the “Recapitalization Agreement”) with its affiliate Westfield Capital Management Company LLC (“Westfield”) and WMS Management LLC (“WMS”) as of March 19, 2008. The Recapitalization Agreement provides for the restructuring of the equity of Westfield (“Recapitalization”) through the formation of a new limited partnership (“Westfield LP”) and the transfer of substantially all of the operating assets and liabilities of Westfield to Westfield LP. The restructuring is intended to align the interests of the Westfield management team with those of the Company’s stockholders by providing them with an equity ownership interest.

Under the terms of the Partnership Agreement of Westfield LP (“Partnership Agreement”), ownership of Westfield will be restructured into two classes of equity. The first, entitling its holder to Westfield’s annual pre-tax profits up to approximately $30 million, will be retained entirely by the Company. The second class of equity, entitling its holders to the pre-tax profits in excess of this amount, will be issued one-third to the Company with the remaining two-thirds to be allocated among key members of WMS. As part of the restructuring, the members of Westfield’s management team who receive equity awards will also enter into long-term agreements which include restrictions regarding post-employment competition and solicitation of clients or employees. The Partnership Agreement provides Westfield’s management with operational control of Westfield LP. Further, the Partnership Agreement permits Westfield’s management to purchase the Company’s interest in part beginning in mid-2010 and in full beginning 2014 at market value as determined by comparable publicly traded companies.

The transaction is expected to close at the end of the second quarter of 2008. Completion of the Recapitalization is subject to a number of conditions, including, but not limited to, the distribution of approximately $7.75 million to the Company and other customary conditions.

The foregoing description of the Recapitalization Agreement is qualified in its entirety by reference to the Recapitalization Agreement, a copy of which is included as Exhibit 99.1 to this report and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

99.1	Recapitalization Agreement by and between Boston Private Financial Holdings, Inc., Westfield Capital Management Company, LLC, Westfield Capital Management Company, L.P., WMS Management LLC and WMS General Partner LLC dated as of March 19, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By:  /s/ David J. Kaye

        Name:  David J. Kaye

        Title:    Executive Vice President and

                     Chief Financial Officer

Date: March 26, 2008